Exhibit 24

LIMITED POWER OF ATTORNEY

The undersigned, Hospital Sisters Health System, hereby constitutes and appoints each of Gordon G. Repp and Gregory A. Falk, signing singly, as its true and lawful attorney-in-fact for the limited purposes of:

(1)                                 prepare, execute in such person’s name and on such person’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by Section 16(a) or Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2)                                 execute for and on behalf of such person, with respect to holdings of, and transactions in, securities of Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)                                 execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relating to securities of the Company, in accordance with Section 13 of the Exchange Act and the rules thereunder;

(4)                                 do and perform any and all acts for and on behalf of such person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form with the SEC and any stock exchange or similar authority; and

(5)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such person, it being understood that the documents executed by such attorney-in-fact on behalf of such person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in the undersigned’s fiduciary and representative capacity in which the undersigned may be acting.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, and LaSalle Investment Management, Inc. (“LaSalle”), are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and that the attorneys-in-fact and LaSalle are providing the services as an accommodation to the undersigned, relying entirely on information provided by the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 or Schedule 13D or 13G with respect to the holdings of, and transactions in, the Company securities by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 27th day of October, 2015.

/s/ Ann M. Carr
Ann M. Carr
VP and Treasurer